Exhibit 99.1

Xtant Medical Reports Third Quarter 2025 Financial Results

Total Revenue of $33.3 Million Increased 19% Year-over-Year

Delivers Positive Net Income, Adjusted EBITDA and Operating Cash Flow

Reiterates FY25 Revenue Guidance of $131-$135 Million,

Representing Growth of 11%-15% over FY24

Previously Announced Sale of Certain Hardware Assets and OUS Businesses

to Companion Spine Anticipated to Close by Year-End

BELGRADE, Mont., November 10, 2025 — Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for spinal and other orthopedic conditions, today reported financial and operating results for the third quarter ended September 30, 2025.

Third Quarter 2025 Financial Highlights

●	Revenue of $33.3 million, up 19%, compared to the prior year quarter

●	Gross margin of 66.1% compared to 58.4% for the prior year quarter

●	Net income of $1.3 million compared to a net loss of $5.0 million in the prior year quarter

●	Adjusted EBITDA of $4.5 million compared to Adjusted EBITDA loss of $1.0 million in the prior year quarter

●	Cash generated from operations of $4.6 million compared to cash used in operations of $1.7 million in the prior year quarter

●	Reiterates FY25 revenue guidance to $131-$135 million, representing growth of 11%-15% over FY24 revenue

Third Quarter 2025 and Recent Business Highlights

●	Announced that the pending sale of its non-core Coflex® and CoFix® assets and all OUS businesses to Companion Spine is anticipated to close by the end of 2025.

●	Launched CollagenX™, its bovine collagen particulate product for surgical wound closure that is designed to promote healing, prevent dehiscence, and help mitigate concerns related to surgical site infections. CollagenX is a potential addition to every case type currently addressed by Xtant’s biologics portfolio, as well as procedures performed in other surgical disciplines.

Sean Browne, President and CEO of Xtant Medical, stated, “Our strong third quarter results again reflect our recent emphasis on self-sustainability through positive free cash flow. We also delivered positive net income and adjusted EBITDA, representing significant improvements over the prior year quarter. Looking ahead, we expect that new product launches, together with measured investments in sales force expansion, will position us to deliver accelerating biologics product revenue growth while we continue to prudently manage expenses.”

Mr. Browne continued, “We anticipate the sale of certain non-core spinal implant assets and our international businesses to Companion Spine will close by the end of the year sharpening our focus on our core biologics business. I believe we are very well positioned to deliver meaningful innovation for surgeons, improved outcomes for patients, and long-term value for our shareholders.”

Third Quarter 2025 Financial Results

Revenue grew 19% to $33.3 million, compared to $27.9 million for the same quarter in 2024. The increase is due primarily to licensing revenue.

Gross margin for the third quarter of 2025 was 66.1%, compared to 58.4% for the same period in 2024. The increase is primarily attributable to favorable sales mix and greater scale.

Operating expenses for the third quarter of 2025 totaled $19.5 million, compared to $20.1 million for the third quarter of 2024. The reduction in operating expenses is primarily attributable to reduced compensation and commission expenses, which were partially offset by an increase in professional fees related to sales and marketing.

Net income totaled $1.3 million, or $0.01 per share on a fully diluted basis, compared to a net loss of $5.0 million, or $(0.04) per share, in the third quarter of 2024.

Non-GAAP adjusted EBITDA for the third quarter of 2025 totaled $4.5 million, compared to an adjusted EBITDA loss of $1.0 million for the same period in 2024. Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation.

The Company defines adjusted EBITDA as net income/loss from operations before depreciation, amortization and interest expense and provision for income tax/benefit, and as further adjusted to add back in or exclude, as applicable, separation-related expenses, non-cash compensation, disposition/acquisition-related expense, acquisition-related fair value adjustments, and unrealized foreign currency translation gain or loss. A calculation and reconciliation of adjusted EBITDA to net income (loss) can be found in the attached financial tables.

As of September 30, 2025, the Company had $10.6 million of cash and cash equivalents compared to $6.2 million as of December 31, 2024.

2025 Financial Guidance

Xtant is reiterating its full-year 2025 revenue guidance of $131 million to $135 million, which represents approximately 11% to 15% growth over the Company’s full-year 2024 revenue.

Conference Call

Xtant Medical will host a webcast and conference call to discuss its third quarter 2025 financial and operating results at 8:30 am ET today, November 11, 2025.

To access the webcast: https://www.webcaster5.com/Webcast/Page/3039/52972

To access the conference call, dial 888-506-0062 (US) or 973-528-0011 (International) and reference Participant Access Code 579614.

A replay of the call will be available on the Investor section of the Company’s website at www.xtantmedical.com.

About Xtant Medical Holdings, Inc.

Xtant Medical’s mission of honoring the gift of donation so that our patients can live as full and complete a life as possible, is the driving force behind our company. Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics serving the chronic and surgical wound care and sports medicine markets, as well as spinal implant systems. Xtant people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this release, including adjusted EBITDA. Reconciliations of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “intends,” ‘‘expects,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘estimates,’’ “continue,” “future,” ‘‘will,’’ “potential,” “going forward,” “guidance,” similar expressions or the negative thereof, and the use of future dates. Forward-looking statements in this release include the Company’s full year 2025 revenue guidance, the anticipated timing of the closing of the sale of the Company’s Coflex® and CoFix® assets and its OUS businesses to Companion Spine, and the Company’s expectation that new product launches, together with investments in sales force expansion, will position the Company to deliver accelerating biologics product revenue growth while continuing to prudently manage expenses. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the possibility that the sale of the Company’s Coflex and CoFix products and international businesses are not completed or, if completed, that the anticipated benefits of the transactions are not realized when expected or at all; the possibility that the transactions may be more expensive to complete than anticipated; diversion of management’s attention from ongoing business operations and opportunities; the occurrence of any event, change or other circumstances that could give rise to the right of the parties to terminate either or both transactions; exposure to potential litigation and adverse tax consequences; the Company’s future operating results and financial performance; its ability to increase or maintain revenue; the Company’s ability to become operationally self-sustaining and less reliant on third-party manufacturers and suppliers; risks associated with its acquisitions and the integration of those businesses; anticipated shortages of stem cells which will adversely affect future revenues; the ability to implement successfully its future growth initiatives and risks associated therewith; possible future impairment charges to long-lived assets and goodwill and write-downs of excess inventory; the ability to remain competitive; the ability to innovate, develop and introduce new products and the success of those products; the ability to engage and retain new and existing independent distributors and agents and qualified sales and other personnel and the Company’s dependence on key independent agents for a significant portion of its revenue; the effect of labor and hospital staffing shortages on the Company’s business, operating results and financial condition, especially when they affect key markets; the effect of inflation, increased interest rates and other recessionary factors and supply chain disruptions; the effect of product sales mix changes on the Company’s financial results; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to license certain of the Company’s intellectual property on commercially reasonable terms and to maintain any such licenses; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; risks associated with the Company’s clinical trials; international risks; the ability to service Company debt, comply with its debt covenants and access additional indebtedness or financing on favorable terms or at all, if and when needed; and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (SEC) on March 6, 2025 and subsequent SEC reports, including its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 to be filed with the SEC on November 12, 2025. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Kevin Gardner

LifeSci Advisors

kgardner@lifesciadvisors.com

-OR-

Rob Windsor

LifeSci Advisors

rwindsor@lifescipartners.com

— Tables Follow –

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(In thousands, except number of shares and par value)

	As of September 30, 2025	As of December 31, 2024

ASSETS
Current Assets:
Cash and cash-equivalents	$10,400	$6,199
Restricted cash	241	22
Trade accounts receivable, net of allowance for credit losses of $2,025 and $1,437, respectively	25,517	20,660
Inventories	40,714	38,634
Prepaid and other current assets	1,458	1,601
Total current assets	78,330	67,116

Property and equipment, net	10,009	10,131
Right of use asset, net	3,619	829
Goodwill	7,302	7,302
Intangible assets, net	7,060	8,356
Other assets	1	103
Total Assets	$106,321	$93,837

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,856	$7,918
Accrued liabilities	11,535	7,771
Advances from pending sale of Coflex/CoFix assets and international hardware business	5,000	-
Current portion of lease liability	760	703
Current portion of finance lease obligations	44	69
Line of credit	11,308	12,120
Total current liabilities	35,503	28,581
Long-term Liabilities:
Lease liability, net	2,949	166
Financing lease obligations, net	22	47
Long-term debt, plus premium and less issuance costs	17,404	22,038
Deferred tax liability	60	42
Total Liabilities	55,938	50,874

Stockholders’ Equity
Preferred stock, $0.000001 par value; 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.000001 par value; 300,000,000 shares authorized; 140,004,240 shares issued and outstanding as of September 30, 2025 and 139,045,664 shares issued and outstanding as of December 31, 2024	-	-
Additional paid-in capital	304,787	302,738
Accumulated other comprehensive income	139	(316)
Accumulated deficit	(254,543)	(259,459)
Total Stockholders’ Equity	50,383	42,963

Total Liabilities & Stockholders’ Equity	$106,321	$93,837

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except number of shares and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue
Product revenue	$27,772	$27,937	$87,492	$85,754
License revenue	5,483	-	14,078	-
Total Revenue	33,255	27,937	101,570	85,754

Cost of Sales	11,263	11,630	35,051	33,562
Gross Profit	21,992	16,307	66,519	52,192

Gross Profit %	66.1%	58.4%	65.5%	60.9%

Operating Expenses
General and administrative	7,071	7,493	22,082	22,991
Sales and marketing	11,746	11,890	34,566	37,530
Research and development	634	701	1,643	1,863
Total Operating Expenses	19,451	20,084	58,291	62,384

Loss from Operations	2,541	(3,777)	8,228	(10,192)

Other (Expense) Income
Interest expense	(904)	(1,199)	(2,953)	(3,026)
Unrealized foreign currency translation gain	(56)	27	146	106
Other (Expense) Income	(16)	(13)	(18)	(6)
Total Other (Expense) Income	(976)	(1,185)	(2,825)	(2,926)
Net Income (Loss) from Operations Before Provision for Income Taxes	1,565	(4,962)	5,403	(13,118)

Benefit (Provision) for Income Taxes
Current and Deferred	(257)	(62)	(487)	(166)
Net Income (Loss)	$1,308	$(5,024)	$4,916	$(13,284)

Net Income (Loss) Per Share:
Basic	$0.01	$(0.04)	$0.04	$(0.11)
Dilutive	$0.01	$(0.04)	$0.04	$(0.10)

Shares used in the computation:
Basic	139,712,969	135,100,233	139,366,489	131,881,302
Dilutive	150,377,234	135,100,233	149,912,292	131,881,302

XTANT MEDICAL HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating activities:
Net income (loss)	$4,916	$(13,284)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,404	3,076
Gain on sale of fixed assets	(16)	(182)
Non-cash interest	415	369
Stock-based compensation	2,165	3,277
Provision for reserve on accounts receivable	568	330
Provision for excess and obsolete inventory	1,318	695
Other	68	(1)

Changes in operating assets and liabilities:
Trade accounts receivable	(5,639)	(128)
Inventories	(2,789)	(5,657)
Prepaid and other assets	314	(503)
Accounts payable	(1,279)	1,290
Accrued liabilities	3,721	(1,843)
Net cash provided by (used in) operating activities	7,166	(12,561)

Investing activities:
Purchases of property and equipment	(1,987)	(3,441)
Proceeds from sale of fixed assets	206	278
Advances from pending sale of Coflex/CoFix assets and international hardware business	5,000	-
Net cash used in investing activities	3,219	(3,163)
Financing activities:
Payments on financing leases	(51)	(49)
Borrowings on line of credit	77,573	86,315
Repayments on line of credit	(78,385)	(78,050)
Payment on long-term debt	(5,000)	-
Proceeds from issuance of long term debt	-	5,000
Debt issuance costs	(49)	(648)
Proceeds from private placement, net of cash issuance costs	-	4,456
Proceeds from the exercise of stock based compensation	-	13
Payment of taxes from withholding of common stock on settlement of restricted stock units	(116)	(110)
Net cash (used in) provided by financing activities	(6,028)	16,927

Effect of exchange rate changes on cash and cash equivalents and restricted cash	63	(40)

Net change in cash and cash equivalents and restricted cash	4,420	1,163
Cash and cash equivalents and restricted cash at beginning of year	6,221	5,923
Cash and cash equivalents and restricted cash at end of year	$10,641	$7,086

Reconciliation of cash and cash equivalents and restricted cash reported in the consolidated balance sheets
Cash and cash equivalents	10,400	6,596
Restricted cash	241	490
Total cash and restricted cash reported in the consolidated balance sheets	$10,641	$7,086

XTANT MEDICAL HOLDINGS, INC.

CALCULATION OF NON-GAAP CONSOLIDATED EBITDA AND ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net Income (Loss)	$1,308	$(5,024)	$4,916	$(13,284)

Depreciation and amortization	1,161	1,073	3,404	3,076
Interest expense	904	1,199	2,953	3,026
Tax (benefit) expense	257	62	487	166
Non-GAAP EBITDA	3,630	(2,690)	11,760	(7,016)

Non-GAAP EBITDA/Total revenue	10.9%	-9.6%	11.6%	-8.2%

NON-GAAP ADJUSTED EBITDA CALCULATION
Separation related expenses	-	464	23	490
Non-cash compensation	641	1,139	2,165	3,277
Divestiture/acquisition-related expense	74	-	369	338
Acquisition-related fair value adjustments (1)	140	145	311	529
Unrealized foreign currency translation (gain) loss	56	(27)	(146)	(106)
Non-GAAP Adjusted EBITDA	$4,541	$(969)	$14,482	$(2,488)

Non-GAAP Adjusted EBITDA/Total revenue	13.7%	-3.5%	14.3%	-2.9%

(1) Beginning in the fourth quarter of 2024, phasing of the bargain purchase gain on sell through of inventory acquired as part of the purchase of Surgalign Holdings’ hardware and biologics business is no longer included in acquisition-related fair value adjustments in the non-GAAP adjusted EBITDA calculation and prior period calculations as presented herein have been recast to conform to the current presentation and calculation. The related effect on adjusted EBITDA was a reduction of $0.8 million and $2.9 million for the three and nine months ended September 30, 2024 to arrive at recast amounts.